CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use of our report, dated April 9, 1997 in this quarterly report on Form 10-QSB for D.H. Marketing & Consulting, Inc.


                              /s/  NIESSEN, DUNLAP & PRITCHARD, P.C.
                              NIESSEN, DUNLAP & PRITCHARD, P.C.

Colmar, Pa.
April 30, 1997